ASSET PURCHASE AGREEMENT

DATED

APRIL6, 2008

BY AND BETWEEN

GLOBAL GENERAL TECHNOLOGIES, INC., A NEVADA CORPORATION

AND

SMARTWEAR TECHNOLOGIES, INC., A DELAWARE CORPORATION

TABLE OF CONTENT

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is entered into as of this 6th day of April 2008 (“Execution Date”), by and between Global General Technologies, Inc. (“GLGT”), a corporation organized under the laws of the State of Nevada and having a place of business at 201 South Biscayne Blvd, Miami, FL 33410 and SmartWear Technologies, Inc., (“SWT”), a Delaware corporation having its principal place of business at __________________, Henderson, Nevada.

RECITALS

SWT is currently in the business of, among other things, inventing, developing, designing and licensing the manufacture, marketing and sale, of proprietary wearable Radio Frequency Identification (RFID) and Global Positioning Devices (GPS) and the systems and solutions that use those devices, which business is operated under the d.b.a. name “SmartWear Technologies”;

SWT desires to sell to GLGT and GLGT desires to acquire certain tangible and intangible assets of SWT related to the business of SmartWear Technologies, upon the terms and subject to the conditions hereinafter set forth; and

On the Closing Date, SWT intends to transfer all of such assets to GLGT as good and valuable consideration for the issuance of shares of Convertible Preferred Stock of GLGT to SWT.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants, and other terms and conditions, set forth herein, GLGT and SWT (each a “Party” and together the “Parties”) agree as follows:

ARTICLE I	DEFINITIONS

Section 1.01 Definitions.

Capitalized terms used herein and not otherwise defined shall have the following meanings:

(a) “SWT Transferred Assets” means those assets of SWT described in Schedule A hereof. SWT Transferred Assets also include the Intellectual Property of SWT, the Intellectual Rights of SWT and the rights to Use such Intellectual Property and Intellectual Rights of SWT.

(b) “Excluded Assets” means those Assets of SWT described in Schedule A hereof.

(c) “Assumed Liabilities” means those liabilities of SWT described in Schedule B hereof.

(d) “Affiliate” of any Person means any other Person who directly or indirectly controls, is controlled by or is under common control with, such Person. The term “control” (including its correlative meanings “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management, business affairs, or policies (whether through ownership of Securities or partnership or other ownership interests, by contract or otherwise).

(e) “Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or Nevada) on which banks are open for business in Henderson, Nevada.

(f) “Closing” means the Preliminary Closing and the Final Closing (collectively) and the closing of all the transactions required for said Preliminary and Final Closing, as described in Section 2.4 of this Agreement.

(g) “Closing Date” means the date on which the Final Closing occurs.

(h) “Dollars” or “$” means U.S. dollars.

(i) “GAAP” means U.S. generally accepted accounting principles.

(j) “Governmental Action” means any authorization, consent, approval, order, waiver, exception, variance, franchise, permission, permit or license of, or any registration, filing or declaration with, by or in respect of, any Governmental Authority.

(k) “Governmental Authority” means any national, federal, state or local governmental Person, authority, agency, court, regulatory commission or other governmental body in the United States, or other applicable jurisdiction, or any stock exchange or automated quotation system having authority with respect to the applicable matter.

(l) “Governmental Rule” means any statute, law, treaty, rule, code, ordinance, regulation, license, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court or other judicial or quasi-judicial tribunal.

(m) “Confidential Information” means any and all information exchanged between the Parties at any time prior and until the Closing Date (including any discussions) for the purpose of this Agreement and the transactions hereto, excluding any information that was: (i) already known to the Party receiving the information (the “Recipient”) prior to receipt thereof from the Party disclosing the information ( the “Discloser”); (ii) rightfully received by Recipient in good faith from a third party not having an obligation of confidentiality; (iii) is or becomes known to the public without breach of this Agreement; (iv) independently developed by Recipient without the use of any of Discloser’s Confidential Information or any breach of this Agreement so long as such independent development can be clearly documented and verified; or (v) required to be disclosed to any government agency or court of competent jurisdiction by written order, subpoena or decree, or by operation of law, provided Recipient uses diligent and reasonable efforts to limit disclosure and promptly notifies Discloser in writing of such court order in order to give Discloser a reasonable period of time  to oppose said order.

(n) “Intellectual Property” means all Intellectual Property owned or licensed or filed by SWT or used or held for use in the SWT’s business, whether registered or unregistered or domestic or foreign, transferred to GLGT and described in Schedule A - hereof.

(o) “Intellectual Property Rights” means without limitation any and all proprietary rights with respect to intellectual property provided under (i) patent law, (ii) copyright law, (iii) trademark law, (iv) design patent or industrial design law, (v) semi-conductor chip or mask work law, or (vi) any other statutory provision or common law principle applicable to this Agreement which may provide a right, title or interest in and to any patents, patent applications and other patent rights; copyrights, copyright registrations and copyright rights (including, but not limited to, copyrights, copyright registrations and other copyright rights with respect to computer software, firmware, programming tools, drawings, specifications, databases and documentation) mask work rights and other rights with respect to semiconductors; trade secrets and other rights with respect to confidential or proprietary information; and any other type of intellectual property rights with respect to ideas, inventions, discoveries, creations, formulae, algorithms, concepts, designs, source code, integrated circuit topographies, as well as design rights, improvements, know how, formulae, processes, technical information, data bases, and other technology; whether or not subject to statutory registration or protection, including without limitation, trademarks, service marks, registration thereof or application for registration therefore, and all derivations thereof, domain names, and all embodiments and fixations thereof and related documentation, registrations and all additions, improvements and accessions thereto and all rights under any license or other arrangement with respect to the foregoing  For the purpose of this Agreement, all references to “Intellectual Property Rights” shall refer to Intellectual Property Rights of SWT.

(p) “Use” means, with respect to any Intellectual Property Rights or any embodiments thereof (including, but not limited to, any computer software and other copyrightable subject matter, any RFID or GPS technology and materials related thereto, and other technology, in tangible, intangible or other form), the rights to (a) to reproduce, distribute, perform and display (publicly or otherwise), prepare derivative works of, make (or have made) any product or process based on, using or otherwise subject to such Intellectual Property Rights or any such embodiment, and otherwise to use and exploit such Intellectual Property Rights; (b) to grant licenses (with the right to grant sublicenses) of the right to do the same; and (c) to assign any such Intellectual Property Rights.

(q) “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect of any such asset, including any agreement to give any of the foregoing and any conditional sale and including any noting agreement or proxy.

(r) “Person” means any individual, firm, company, corporation, unincorporated association, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of any such entity.

(s) “Person’s Knowledge” or “to a Person’s Best Knowledge” or phrases and words of similar import, means that when a statement is made in this Agreement to a “Person’s knowledge” or is qualified by, a Person’s “best knowledge” of a given fact, event or circumstance at issue, the phrase means, if such Person is a natural person, such natural person (or, if such Person is not a natural person, the Chief Executive Officer, Chief Financial Officer or any other officer of such Person or an Affiliate thereof), the sort of information that such Person, who, in the normal performance of his or her duties, knew or should have known of such fact, event or circumstance at issue.

(t) “Security” or “Securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral- trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, including an Interest in GLGT.

(u) “GLGT Preferred Stock” or “GLGT Preferred Shares” means 10,000,000 authorized but unissued shares of GLGT Preferred Stock, Par Value $0.001 per share, the designation of which Class, the number of shares in the Class, and the voting powers, designations, preferences, limitations, restrictions and relative rights of the Class are as set forth in Schedule C -Terms of the GLGT Preferred Stock hereof.

(v)  “Reverse Split” means that corporate procedure whereby the number of outstanding shares of a given class of securities of a corporation is reduced by a given formula, while the number of authorized shares of the class remains the same.

(w) “Unaudited Financial Statements of SWT” means, and includes, all of the following financial statements of SWT as set forth in Schedule D – Unaudited Financial Statements of SWT, hereof.

(i) unaudited consolidated balance sheet and Profit & Loss Statement of SWT as of June 30, 2007;

(ii) unaudited consolidated balance sheet and Profit & Loss Statement of SWT as of December 31, 2007.

(x) “Audited Financial Statements of SWT” means, and includes, all of the following financial statements of SWT as shall be set forth in Schedule E – Audited Financial Statements of SWT, hereof.

(y) “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(z) “Securities Act” means the Securities Act of 1933, as amended.

Section 1.02 Schedules and Exhibits.

The following Schedules and Exhibits are attached to an incorporated into this Agreement by reference and deemed to be part hereof:

Schedule A                                SWT Assets

Schedule B                                SWT Assumed Liabilities

Schedule C                                Terms of the GLGT Preferred Stock

Schedule D                                Unaudited Financial Statements of SWT

Schedule E                                Audited Financial Statements of SWT

Schedule F                                Resolution of the Board of Directors of GLGT

Schedule G                                Resolution of the Board of Directors of SWT

Schedule H                                Resolution of the Shareholders of SWT

Schedule I                                Covenants of GLGT

ARTICLE II                                       PURCHASE OF SWT TRANSFERRED ASSETS

Section 2.01 Purchase and Sale of Transferred Assets.

On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, GLGT shall purchase from SWT, and SWT shall sell, transfer, assign, convey and deliver to GLGT, all right, title and interest of SWT in, to and under all of the SWT Transferred Assets, free and clear of all Liens and free and clear of all liabilities

Section 2.02 Assumption of Liabilities.

No liabilities of SWT, whether absolute, contingent or otherwise, are assumed by GLGT pursuant to this Agreement or otherwise.

Section 2.03 Payment for the SWT Transferred Assets.

On the terms and subject to the conditions set forth in this Agreement, on the Closing Date:

(a) SWT shall transfer and assign to GLGT all right, title and interest in and deliver to GLGT the SWT Transferred Assets; and

(b) Simultaneously, GLGT shall convey the GLGT Preferred Stock to SWT by delivering to SWT Certificates evidencing ownership of the GLGT Preferred Stock registered in name of SWT.

Section 2.04 Preliminary Closing, Final Closing and Closing Dates.

(a) The Preliminary Closing will be held on April 6th, 2008 (the “Preliminary Closing Date”) at the offices of SWT in Henderson, Nevada; or at such other date, time and place as the Parties mutually agree.

(b) The Final Closing will be held on April ______, 2008 (the “Closing Date”) at the offices of SWT in Henderson, Nevada; or at such other date, time and place as the Parties mutually agree.

Section 2.05 Tax Liability Arising Out of the Agreement.

(A) SWT and GLGT agree to waive compliance with all bulk transfer laws that may be applicable to this transaction.

(b) All stamp, transfer, purchase, use, sale, income, realty transfer, registration or any other taxes and fees (including any penalties and interest), federal, state or local, arising out of the transactions contemplated by this Agreement imposed by any Governmental Authority in the United States or any jurisdiction shall be paid by the Party obligated to pay such taxes pursuant to applicable law.

ARTICLE III                                       CERTAIN COVENANTS OF GLGT & SWT

Section 3.01 Covenants of GLGT.

(a) Regulatory Filings : GLGT shall, as soon as practicable, prepare and file all audits, disclosures, statements and other documents with the Securities and Exchange Commission to bring GLGT into regulatory compliance with the Securities and Exchange Commission.

(b) Board Resolutions of GLGT: On the Closing Date, GLGT shall deliver to SWT a certified copy of the Resolutions of the Board of Directors of GLGT hereto attached as Schedules C and I.

(c) Notice of Certain Adverse Changes, Defaults or Claims: GLGT shall give prompt notice to SWT of any material adverse change in the business, assets (including intangible assets), liabilities, financial condition, operations, results of operations or prospects (financial or otherwise) (a “Material Adverse Change”) of GLGT, provided however, without prejudicing whether any matter qualifies as a Material Adverse Change, that any matter involving (i) a transfer of any kind (including without limitation a sale or assignment) of any Intellectual Property Rights owned or Used by GLGT or (ii) a loss or payment in excess of $25,000 shall constitute a Material Adverse Change, per se, or any notice of default received by GLGT subsequent to the date of this Agreement and prior to the Closing Date under any instrument or agreement to which GLGT is a Party, or of the assertion of any claim which, if upheld, would render inaccurate any representation of GLGT herein.

Section 3.02 Covenants of SWT.

(a) Board Resolutions of SWT: On the Closing Date, SWT shall deliver to GLGT a certified copy of the Resolutions of the Board of Directors of SWT hereto attached as Schedules G and H.

(b) Employee Matters: SWT shall use reasonable commercial efforts to cause the employees of SWT (the “SWT Employees”) and such other SWT employees and consultants, if any, as the Parties may agree, to accept offers of employment by GLGT on and as of the Closing Date. With respect to SWT employees who accept such employment as of the Closing Date, SWT shall have no liability to GLGT, except to the extent required by applicable employment law, to the SWT employees with respect to employment after the Closing Date and, except as the Parties may expressly otherwise agree in writing, any such personnel employed by GLGT shall be independent of, and have no further obligations to, SWT. With respect to SWT employees who accept such employment with GLGT as of the Closing Date, all obligations of SWT to such SWT employees accrued through the Closing Date, including obligations for salaries, sales commissions, payroll taxes, fringe benefits and severance pay shall remain the obligations of SWT.

(c) Agreement with Stephen Miller: GLGT and SWT understand and acknowledge that:

(i) Stephen Miller, a third party not under any agreement with either Party, is the sole individual with substantial knowledge of GLGT’s product named “Silent Soldier” (and any other related technology and/or product) and, as such, the sole party capable of providing information and support to the post Closing Board of Directors of GLGT with regards to said Silent Soldier technology;

(ii) Stephen Miller desires to provide services to GLGT after the Closing Date of this transaction, such services to include development and support of the Silent Soldier product (the “Technology Support Services”);

(iii) GLGT shall, within five (5) Business days of the Closing Date enter into a Consulting (or Employment Agreement) with Steven Miller (or a corporation so designated by him) on terms and conditions to be mutually agreed to between Stephen Miller and GLGT.

(d) Conduct of Business: From and after the execution and delivery of this Agreement and until the Closing Date or the termination of this Agreement, whichever shall first occur:

(i) SWT shall not engage in any activities or transactions involving its proprietary technology without the prior written consent of GLGT, including, without limitation, granting of license right or disposition of any of the SWT Transferred Assets and termination of the employment of the SWT Employees or any change in their current terms of employment, and

(ii) SWT will pay and discharge all liabilities and obligations related to the SWT Transferred Assets, as they become payable, in accordance with its usual and customary payment policies.

(e) Notice of Certain Adverse Changes, Defaults or Claims: SWT shall give prompt notice to GLGT of any material adverse change in the business, assets (including intangible assets), liabilities, financial condition, operations, results of operations or prospects (financial or otherwise) (a “Material Adverse Change”) of SWT, provided however, without prejudicing whether any matter qualifies as a Material Adverse Change, that any matter involving (i) a transfer of any kind (including without limitation a sale or assignment) of any Intellectual Property Rights owned or Used by SWT or (ii) a loss or payment in excess of $25,000 shall constitute a Material Adverse Change, per se, or any notice of default received by SWT subsequent to the date of this Agreement and prior to the Closing Date under any instrument or agreement to which SWT is a Party, or of the assertion of any claim which, if upheld, would render inaccurate any representation of SWT herein.

(f) Consents: SWT shall obtain the consent or approval of a majority of its shareholders and of any third party whose consent or approval is required in connection with the consummation by SWT of the transactions contemplated by this Agreement.

(g) Further Assurances from SWT: SWT will, from time to time and without further consideration, execute and deliver such other documents, instruments or certificates of transfer, conveyance and assignment, and take such further actions, as GLGT may reasonably request to effect the transfer, conveyance, assignment or vesting in GLGT of the SWT Transferred Assets.

ARTICLE IV                                       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

Section 4.01 Conditions to the Obligations of GLGT.

The obligation of GLGT to consummate the transactions contemplated hereby is subject to and conditioned upon the satisfaction of each of the following conditions, any or all of which may be waived in writing in whole or in part by GLGT:

(a) The representations and warranties of SWT contained in this Agreement will be true and correct as of the Closing Date in all material respects as though such representations and warranties were made on and as of such Closing Date.

(b) SWT will have performed and complied in all material respects with all agreements, covenants and conditions on its part required by this Agreement to be performed or complied with on or prior to the Closing Date.

(c) No order shall have been entered, and not vacated by a court of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits consummation of the transactions contemplated by this Agreement.

(d) No claim, action, suit or other proceeding shall be pending before any court, which creates any reasonable possibility that the consummation of this Agreement or the transactions contemplated hereby will be restrained, enjoined or otherwise prevented, or that any damages will be recovered or other relief obtained as a result of this Agreement or the transactions contemplated hereby.

(e) There shall have been no Material Adverse Change affecting SWT (as defined in Section 3.2 (e),) and the SWT Transferred Assets shall not have been adversely affected in any material way as a result of SWT's actions or inaction.

Section 4.02 Conditions to the Obligations of SWT.

           The obligation of SWT to consummate the transactions contemplated hereby is subject to and conditioned upon the satisfaction of each of the following conditions, any or all of which may be waived in writing in whole or in part by SWT:

(a) The representations and warranties of GLGT contained in this Agreement will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such Closing Date.

(b) Subject to Section 3.1 (a), GLGT will have performed and complied in all material respects with all agreements, covenants and conditions on its part required by this Agreement to be performed or complied with prior to or on the Closing Date.

(c) No order shall have been entered, and not vacated by a court of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits consummation of the transactions contemplated by this Agreement.

(d) No claim, action, suit or other proceeding shall be pending before any court, creates any reasonable possibility that the consummation of this Agreement or the transactions contemplated hereby will be restrained, enjoined or otherwise prevented, or that any damages will be recovered or other relief obtained as a result of this Agreement or the transactions contemplated hereby.

ARTICLE V                               REPRESENTATIONS AND WARRANTIES

Section 5.01 Representation of Both Parties.

Each of the Parties represents and warrants to the other Party as follows:

(a) Organization and Authority: It is a corporation duly organized and validly existing under applicable laws, and has all requisite corporate power and authority to carry on its business as now being conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.

(b) Authorization: The execution and delivery of this Agreement and the documents and agreements provided for herein, and the consummation by it of all transactions contemplated hereby or thereby have been duly authorized by all requisite corporate action. This Agreement, and all such other documents and agreements entered into and undertaken in connection with the transactions contemplated hereby or thereby constitute, or will constitute following the execution and delivery hereof and thereof, valid and legally binding obligations of it, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and other laws affecting generally the enforcement of the rights of creditors and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies; and

(c) The execution, delivery and performance by it of this Agreement, and the other documents and agreements provided for herein, and the consummation by it of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both:

(A) violate the provisions of any Governmental Rule;

(B) require any notice, filing or other submission to any Governmental Authority, the expiration of any waiting period with respect thereto, or any other Governmental Action, other than under the Securities Exchange laws and regulations;

(C) violate the provisions of its articles or certificate of Incorporation, bylaws, or other charter or governing documents, or any resolution of its board of directors or shareholders;

(D) violate any judgment, decree, order or award of any arbitrator, court or other Governmental Authority; or

(E) conflict with or result in the breach or termination of any material term or provision of, or constitute a default under, or cause any acceleration under, any material license, indenture, mortgage, deed of trust, lease, contract, permit, or other instrument or agreement by which it is bound, in each instance [of this clause (E)] so as to have a material adverse effect on such Party's ability to carry on its obligations under this Agreement.

Section 5.02 Representations of SWT.

SWT represents and warrants to GLGT as follows:

(a) Intellectual Property: SWT owns or has rights to Use all Intellectual Property described on Schedule A hereof, free and clear of any Lien. To the Best Knowledge of SWT, said Intellectual Property and the Use of any Intellectual Property Rights related hereto do not infringe on any third party’s intellectual property rights. Except for licenses granted to its customers in the normal course of business. SWT has not granted any outstanding licenses or other rights, or obligated itself to grant licenses or other rights in or to any of its Intellectual Property.

(b) No Adverse Claims: SWT has not received notice of any pending or threatened actions, suits or proceedings with respect to any of its Intellectual Property Rights subject to this Agreement which could materially and adversely affect SWT Transferred Assets or the transactions contemplated by this Agreement.

(c) Good Title to Assets: SWT has good and marketable title to all of the SWT Transferred Assets other than any leased physical assets, whether, personal, tangible or intangible.  All of SWT Transferred Assets are free and clear of restrictions on or conditions to transfer or assignment and free and clear of mortgages, liens, pledges, encumbrances, claims, conditions or restrictions.

(d) Absence of Undisclosed Liabilities: SWT has no material liability or obligation, either accrued, absolute, contingent or otherwise, relating to SWT Transferred Assets.

(e) Contracts: SWT is not a party to or otherwise bound by the terms of any contract, agreement, obligation or proposal (whether written or oral) in any way materially affecting GLGT's right to Use any of the Intellectual Property Rights and/or use any other of the SWT Transferred Assets.

(f) Compliance With Laws and Regulations: SWT is not in violation of any federal, state, local or foreign statute, law, rule or regulation which could be expected to materially interfere with GLGT's ownership of (or right to Use) the SWT Transferred Assets. SWT is not presently subject to any order, injunction or decree issued by any Governmental Authority relating to its Transferred Assets or SWT.

(g) SWT Employees and Consultants: All employees and/or consultants of SWT shall remain employees of SWT and/or consultants, as the case may be, and any liability related to any such employment or consulting agreement shall remain with SWT. Each employee and consultant of SWT has executed a proprietary information agreement assigning irrevocably and at no additional cost any and all of its rights in and to any intellectual property created and/or developed during the term of its employment or consulting agreement, as the case may be, to SWT. Each employee and consultant of SWT has executed a non disclosure agreement protecting SWT Intellectual Property and a non concurrence agreement. To the Best Knowledge of SWT, no employee or consultant of SWT is obligated under any contract or agreement, or subject to any judgment, decree or order of any court or other Governmental Authority that would conflict with such employee's obligation to use his best efforts to promote the interests of SWT or that would conflict with GLGT's conduct of its business, as contemplated by this Agreement. To the Best Knowledge of SWT, no employee or consultant of SWT is in violation of any term of any employment or consulting agreement, as the case may be, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee or consultant with SWT, any SWT Affiliate or any previous employer or client.

(h) Underlying Documents: Any underlying documents listed or described hereto have heretofore been furnished to or made available to GLGT. All such documents furnished to or made available to GLGT are complete and correct copies, and there are no amendments or modifications thereto.

(i) No Options: Other than this Agreement, there are no existing agreements, options, commitments or rights with, of or to any Person to acquire all or any portion of SWT or of the SWT Transferred Assets, or any interest therein.

(j) Creditor's Rights: The transactions contemplated by this Agreement will not give rise to any right of any creditor of SWT whatsoever to any of the SWT Transferred Assets in the hands of GLGT after the Closing Date.

(k) Not a Reporting Company: SWT is not subject to reporting requirements of the United States Securities and Exchange Commission (“SEC”).

(l) Accurate Unaudited Financial Statements: The Unaudited Financial Statements of SWT

(i) were prepared from the books and records of SWT;

(ii) were prepared in accordance with GAAP consistently applied;

(iii) fairly and accurately present SWT's financial condition and the results of its operations as of their respective dates and for the periods then ended;

(iv) contain and reflect all necessary adjustments and accruals for a fair presentation of SWT's financial condition as of their dates;

(v) contain and reflect adequate provisions for all reasonably anticipated liabilities for all material income, property and sales applicable to SWT with respect to the periods then ended; and

(vi) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(m) Accurate Audited Financial Statements: On or before _____[DATE]____, SWT will provide audited financial statements to GLGT. When delivered to GLGT, the Audited Financial Statements of SWT, shall conform to the following requirements:

(i) The Audited Financial Statements of SWT shall be prepared by a PCAOB qualified auditor as required for filings under, an shall be suitable for filing in accordance with, the Exchange Act.

(ii) As of their respective dates of preparation in final or definitive form:

(A) each of the Audited Financial Statements (including the related notes) shall be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein;

(B) none of the Audited Financial Statements or schedules shall contain any untrue statement of a material fact or shall omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

(C) the Audited Financial Statements or schedules shall fairly present the consolidated results of operations and changes in financial position of SWT and its subsidiaries for the respective periods indicated, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals; and

(D) each of the balance sheets (including the related notes) shall fairly present the consolidated financial position of SWT and its subsidiaries as of the respective dates thereof.

(n) Capital Structure: On the Closing Date, the authorized capital of SWT shall consist of:

(i) shares of Common Stock,

(A) of which 50,000 shares shall be authorized; and

(B) of which only 24,278,832 such shares shall be owned of record and beneficially by not more than __[NUMBER]_______ Persons, said Persons being the only Persons owning and holding duly authorized, validly issued, and fully paid-for shares of said Common Stock, there being in existence no rights with respect to shares of Common Stock of SWT held by any other Persons; and

(ii) shares of Preferred Stock,

(A) of which 20,000,009 shares shall be authorized; and

(B) of which no shares are issued and outstanding; and

(iii) no other Securities or the rights to acquire any Securities of SWT.

(o) Disclosure: No representation, warranty or statement by SWT in this Agreement, or in any written certificate required by this Agreement to be furnished to GLGT pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

(p) Litigation: There are no claims, actions, suits or other proceedings pending or, to the Best of its Knowledge, threatened, before any arbitrator, court or other Governmental Authority and no facts or circumstances which could reasonably be expected to give rise to a claim, action, suit or proceeding which could materially and adversely affect the SWT Transferred Assets or the transactions contemplated by this Agreement.

Section 5.03 Representations of GLGT.

GLGT represents and warrants to SWT as follows:

(a) SEC Compliance: GLGT represents to SWT that it will use its best efforts to take all action required to complete the necessary filings and audits in compliance with the laws of the United States Securities and Exchange Commission (“SEC”) to effect all required filings (“Exchange Act Filings”) under the Exchange Act. As of their respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Exchange Act Filings, including, without limitation, any financial statements or schedules included therein, contained or shall have contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance in which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Exchange Act Filings fairly presents the consolidated financial position of GLGT and its subsidiaries as of the respective dates thereof, and the other related financial statements (including the related notes) included therein fairly presented the consolidated results of operations and changes in financial position of GLGT and its subsidiaries for the respective periods indicated, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals. Each of the financial statements (including the related notes) included in the Exchange Act Filings has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein.

(b) Disclosure: No representation, warranty or statement by GLGT in this Agreement, or in any written certificate required by this Agreement to be furnished to SWT pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

(c) Litigation: Except as disclosed in the Exchange Act Filings, there are no actions, suits or other proceedings pending or, to the Best of its Knowledge, threatened, before any arbitrator, court or other Governmental Authority and no facts or circumstances which could reasonably be expected to give rise to a claim, action, suit or proceeding which could materially and adversely affect the transactions contemplated by this Agreement.

(d) Validity of the GLGT Preferred Stock: When issued in accordance with this Agreement, the GLGT Preferred Stock will be duly authorized and validly issued, fully paid and non-assessable.

ARTICLE VI                                    STOCK TRANSFER RESTRICTIONS, WARRANTIES, AND REGISTRATION RIGHTS

Section 6.01 GLGT Convertible Preferred Stock Transfer Restrictions.

Any shares of GLGT Preferred Stock (the “GLGT Preferred Stock”) issued to SWT in connection with this Agreement shall bear a legend in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR (II) (A) THE ISSUER OF THE SHARES (THE “ISSUER”) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND (B) THE CONSENT OF ISSUER IN ACCORDANCE WITH THE ASSET PURCHASE AGREEMENT REFERRED TO BELOW.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS PURSUANT TO THAT CERTAIN ASSET PURCHASE AGREEMENT dated ______________, 2008, BETWEEN, AMONG OTHERS, THE ISSUER AND SMART WEAR TECHNOLOGIES, INC. A COPY OF SAID AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.

Section 6.02 Sufficient Familiarity with the Affairs of GLGT; Ability to Bear the Risks of an Investment in GLGT, etc.

With respect to its acquisition of the GLGT Preferred Stock, SWT acknowledges, represents, warrants, and agrees as follows:

(a) SWT has received, read carefully, and understands all of GLGT’s Exchange Act Filings.

(b)  all documents, records and books pertaining to its acquisition of the GLGT Preferred Stock have been made available for inspection by SWT and its financial advisors.

(c) SWT has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the sale of the GLGT Preferred Stock to SWT under this Agreement.

(d) No oral representations or oral information have been made or have been furnished to SWT in connection with its acquisition of the GLGT Preferred Stock, and in making the decision to acquire the GLGT Preferred Stock to SWT, SWT is relying solely on the information set forth in GLGT’s Exchange Act Filings.

(e) SWT acknowledges that its acquisition of the GLGT Preferred Stock involves a very high degree of risk, including the potential for a total loss of its interest in GLGT, and SWT also acknowledges that GLGT’s auditors have pointed out that GLGT has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.

(f) SWT has such knowledge and experience in financial, tax and business matters to enable it to utilize the information made available to it in connection with its purchase of the GLGT Preferred Stock to evaluate the merits and risks of the prospective purchase and to make an informed investment decision with respect thereto.

(g) The GLGT Preferred Stock is being acquired solely for SWT’s own account for investment purposes only and not for the account of any other Person and not for distribution, assignment or resale to others and may not be distributed until registered under the Securities Act or pursuant to an exemption therefrom.

Section 6.03 Restrictions and Registrations Rights.

(a) Subject to the restrictions agreed upon by the newly-elected Directors of GLGT regarding Reverse Splits of GLGT’s Common Stock and further subject to the conversion formula (set forth in the GLGT Preferred Stock itself), the other restrictions and rights provided for GLGT Preferred Stock herein shall terminate in the event that the Preferred Shares are converted into Common Stock of GLGT and registered with the Commission or Publicly Traded.  As used herein, Common Stock is “Publicly Traded” if stock of that class is (i) listed on a national securities exchange, or (ii) if sales or bid and offer quotations are reported for that class of stock in the automated quotation system operated by the National Association of Securities Dealers, Inc.

(b) In the event that, prior to the earlier of the first anniversary of the date of the Closing the daily price of the Commons Shares of GLGT reaches a price of $0.50 per share, GLGT grants registration rights to the holders of the Preferred Shares (the “Receiving Persons”) of Underlying GLGT Common Stock issuable upon the conversion of the Preferred Stock distributed to them pursuant to this Agreement, receive “piggyback” registration rights on the same terms and conditions as the “piggyback” registration rights granted to the Receiving Persons.

(c) Any registration rights granted pursuant to this Section 6.03 will be subject to usual and customary cutbacks and limitations,  all applicable Laws and rules of any exchange or automated quotation system on which GLGT Stock trades or may be listed, and such registration rights shall not apply to such shares of the GLGT Preferred Stock (or such shares of the Common Stock of GLGT into which shares of the GLGT may be converted) which may become subject to the resale provisions of Rule 144 under the Act.

(d) The Receiving Persons may only be granted, and may only exercise, registration rights one time.

ARTICLE VII                                          SURVIVAL OF WARRANTIES AND INDEMNIFICATION

Section 7.01 Survival of Warranties.

All representations and warranties made by SWT or GLGT herein, or in any certificate, schedule or addendum delivered pursuant hereto, shall survive the Closing Date and continue in full force and effect for a period of one (1) year from the Closing Date.

Section 7.02 Indemnified Losses.

For the purpose of this Article, and when used elsewhere in this Agreement, “Loss” shall mean and include (but not be limited to) any and all liability, loss, damage, claim, charge, expense, cost, interest, fine, fee, penalty, amounts paid in settlement, obligation or injury, whether accrued, absolute, contingent or otherwise, including, without limitation, those resulting from any and all actions, suits, investigations, proceedings, hearings, demands, assessments, judgments, decrees, awards, injunctions, orders, rulings, or arbitrations, together with reasonable costs and expenses including the reasonable attorneys' fees and other legal costs and expenses relating thereto as set forth in Section 10.13.

Section 7.03 Indemnification by SWT.

Subject to the provisions set forth in this Article VII, SWT agrees to defend, indemnify and hold harmless GLGT and any present, past or future parent, subsidiary, Affiliate, director, officer, employee, consultant, financial or legal advisor, shareholder or agent of GLGT (collectively, the “GLGT Indemnities”) from and against and in respect to the entirety of any Loss which directly or indirectly, arises out of, results from, is caused by or attributable to:

(a) any breach or inaccuracy or misrepresentation in any of the representations or warranties or covenants or agreements of SWT made in this Agreement or in documents to be delivered by SWT on the Closing Date;

(b) any liability of SWT;

(c) taxes, of any kind or nature, arising out of, or payable with respect to, SWT business operations and any tax imposed on SWT by any Governmental Authority resulting directly from the transfer of the SWT Transferred Assets.

Section 7.04 Indemnification by GLGT.

Subject to the provisions set forth in this Article VII, GLGT agrees to defend, indemnify and hold harmless SWT, any present, past or future parent, subsidiary, Affiliate, director, officer, employee, consultant, financial or legal advisor, shareholder or agent of SWT (collectively, the “SWT Indemnitees”) from and against and in respect of the entirety of any Loss which, directly or indirectly, arises out of, results from, is caused by or attributable to:

(a) any breach or inaccuracy or misrepresentation in any of the representations or warranties, or covenants or agreements of GLGT made in this Agreement; or

(b) taxes, of any kind or nature, arising out of, or payable with respect to, GLGT business operations and any tax imposed by any Governmental Authority resulting directly from the transfer of the SWT Transferred Assets.

Section 7.05 Indemnification Procedure.

(a) Claim: Whenever any Loss shall be asserted against or incurred by a GLGT Indemnitee or SWT Indemnitee (the “Indemnified Party”), for which a claim of indemnity can be made, the Indemnified Party shall give prompt written notice thereof (a “Claim”) to SWT or GLGT, as appropriate (the “Indemnifying Party”). The Indemnified Party shall furnish to the Indemnifying Party in reasonable detail such information as the Indemnified Party may have with respect to the Claim (including, in any case, copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). The failure, or any delay, to give such notice shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless and then solely to the extent that the failure to give such notice to the Indemnifying Party prevents the Indemnifying Party from raising a defense to the Claim or otherwise materially and adversely affects the Indemnifying Party's ability to defend against the Claim. The Indemnified Party shall cooperate in good faith with the Indemnifying Party in resolving any Claim and shall use commercially reasonable efforts (at the expense of the Indemnifying Party) to mitigate any Losses which are the subject to such Claim. The Indemnifying Party shall use reasonable efforts to keep the Indemnified Party advised of material developments in the defense of the Claim, and shall consult with the Indemnified Party during the course of any settlement negotiations.

(b) Dispute of Claim: If the Indemnifying Party disputes the Loss presented in the Claim, the Indemnifying Party shall notify the Indemnified Party of such disagreement within thirty (30) days of the receipt of the Claim. Thereupon, the Indemnified Party and the Indemnifying Party will negotiate in good faith and use reasonable efforts to resolve their differences with respect to the Claim during the thirty (30) days following the Indemnifying Party's notice of disagreement to the Indemnified Party. In the event such dispute is not resolved upon the expiration of the thirty (30) day period following the Indemnifying Party's notice of disagreement to the Indemnified Party, the Parties shall resolve the dispute in accordance with the terms of Section 10.11 hereof.

(c) Third Party Claims: If the Claim is based on a claim of a Person that is not a party to this Agreement, the Indemnifying Party, unless otherwise agreed to in writing with the Indemnified Party,  shall at its expense, assume the defense of such third party claim (a “Third Party Claim”) with attorneys of its own choosing reasonably satisfactory to the Indemnified Party so long as the following conditions are satisfied (the “Third Party Claim Defense Conditions”): (i) the Indemnifying Party notifies the Indemnified Party in writing within ten (10) days after the Indemnified Party has given notice of the Third party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of the Loss arising out of the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources necessary to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently and (iv) the Indemnified Party is kept informed by the Indemnifying Party with respect to, and shall have the right to participate in, the contest, defense, settlement or compromise of the Third Party Claim. In the event the Indemnifying Party fails to elect to defend the Third Party Claim within such ten (10) day period or upon the failure of any other Third Party Claim Defense Condition, the Indemnified Party may, at the Indemnifying Party's expense, undertake the defense of the Third Party Claim and may compromise or settle the Third Party Claim.

(d) Consent: The Indemnifying Party shall not consent to entry of any judgment, or enter into any settlement, with respect to a Third Party Claim, except with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

Section 7.06 Period for Making Claims.

A claim for indemnification under this Article VII may be brought, if at all, any time within one (1) year after the Closing Date.

Section 7.07 Exclusive Remedy.

The indemnification rights and obligations of the Parties under this Article VII shall be the sole and exclusive remedy of the Parties hereto with respect to (i) any Loss, claim, suit or damages of any kind whatsoever related to or arising pursuant to this Agreement,; (ii) any breach of any representation, warranty, covenant or agreement under this Agreement and (iii) any instrument or any officer's certificate delivered pursuant to this Agreement hereof by any Party hereto or thereto. Notwithstanding the foregoing, nothing herein shall be construed or interpreted as limiting or impairing the rights or remedies that any Party hereto may have at equity, including, but not limited to, specific performance and injunctive relief, where available, provided, however, that in no event shall either Party (or any present, past or future parent, subsidiary, Affiliate, director, officer, employee, consultant, financial or legal advisor, shareholder or agent of said Party) be liable to the other Party (or to any present, past or future parent, subsidiary, Affiliate, director, officer, employee, consultant, financial or legal advisor, shareholder or agent of the other Party) for any indirect, incidental, consequential, special or punitive damages arising out of this Agreement.

ARTICLE VIII	TERMINATION

Section 8.01 Termination.

           This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

(a) by mutual consent in writing of the Parties hereto; or

(b) by GLGT if SWT shall fail to perform or observe any covenant or agreement hereof to be performed or observed by it on or prior to the Closing Date or any condition to the obligations of GLGT hereunder shall not have been met or satisfied prior to the Closing Date; or

(c) by SWT, if GLGT shall fail to or refuse to perform or observe any covenant or agreement hereof to be performed or observed by it on or prior to the Closing Date or any condition to the obligations of SWT hereunder shall not have been met or satisfied prior to the Closing Date.

ARTICLE IX	CONFIDENTIALITY

Section 9.01 Confidentiality.

(a) Subject to any obligations pursuant to the Exchange Act and/or Securities Act and except as expressly authorized herein each Party agrees not to disclose to third parties the Confidential Information of the other Party or to use the Confidential Information of the other Party for any purpose other than to fulfill its obligations or exercise its rights under this Agreement.

(b) Without limiting the generality of the foregoing, each Party agrees to do the following with respect to Confidential Information of the other Party:

(i) instruct and require all of its employees, agents, and consultants to maintain the confidentiality, and refrain from any unauthorized use of the Confidential Information;

(ii) exercise at least the same degree of care to safeguard the confidentiality and prevent the unauthorized use of such Confidential Information as that Party exercises to safeguard its own Confidential Information, but not less than reasonable care;

(iii) restrict disclosure of such Confidential Information to those of its employees, of this Agreement;

(iv) require such employees, agents and consultants to sign non-disclosure agreements requiring them to maintain the confidentiality and to refrain from any unauthorized use of such Confidential Information; and

(v) not remove or destroy any proprietary or confidentiality legends or markings placed upon any documentation or other materials which contain or set forth Confidential Information of any other Party and, to the extent copying is permitted, to copy such legends and markings.

ARTICLE X	GENERAL PROVISIONS.

Section 10.01 Nature of Relationship.

This Agreement shall not be construed as creating an agency, partnership, joint venture or any other form of legal association between GLGT and SWT, other than the contractual relationship as expressly set forth herein. Neither GLGT nor SWT shall have any right or authority, express or implied, to assume or create any obligation of any kind, or to make any representation or warranty, on behalf of any other Party or to bind any other Party in any respect whatsoever.

Section 10.02 Assignment.

Neither GLGT or SWT may assign or otherwise transfer this Agreement or any rights or obligations hereunder, whether voluntarily, by operation of law or otherwise, without the express written consent of the other Party.

Section 10.03 Severability.

If any provision of this Agreement or the application of any such provision is determined to be invalid, illegal or unenforceable in any jurisdiction or as applied to particular circumstances, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction or other circumstances. To the extent permitted by applicable law, the Parties waive any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. The Parties shall, to the extent lawful and practicable, use their reasonable efforts to enter into arrangements to reinstate the intended effect of any provision held invalid, illegal or unenforceable.

Section 10.04 Amendment and Waiver.

No amendment to this Agreement shall be effective unless it is in writing, identifies with specificity the provisions of this Agreement that are thereby amended, and is signed by each Party. Any failure of a Party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the Party entitled to the benefits thereof only by a written instrument duly executed and delivered by such Party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

Section 10.05 Headings.

The article and section headings of this Agreement are for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.06 Parties in Interest.

This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns. Nothing in this Agreement, whether express or implied, shall give or be construed to give any Person (other than the Parties and their permitted successors and assigns and the GLGT Indemnities and SWT Indemnities) any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 10.07 Counterparts.

This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

Section 10.08 Entire Agreement.

This Agreement, together with any attachments hereto and thereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements and understandings (written, oral or otherwise) with respect to such subject matter.

Section 10.09 Construction.

References in this Agreement to any gender include references to all genders, and references in this Agreement to the singular include references to the plural and vice versa. References in this Agreement to a Party or other Person include their respective permitted successors and assigns. Unless the context otherwise requires, references in this Agreement to Articles, Sections or Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. This Agreement shall be fairly interpreted in accordance with its terms and without any construction in favor of or against any of the Parties. The term “knowledge,” when used in relation to a Person, means the Best Knowledge of such Person's officers and directors.

Section 10.10 Governing Law; Governing Language.

This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of Nevada applicable to agreements made and to be performed entirely within the State of Nevada, without regard to the conflict of laws principles of the State of Nevada.

Section 10.11 Dispute Resolution.

(a) Escalation: If the Parties have any problems or disputes arising from or otherwise relating to this Agreement, such problems or disputes shall first be submitted to the Parties' respective relationship coordinators, and, in the event the relationship coordinators cannot agree, to senior executives designated by each Party at that time, for discussion in an effort to determine whether an amicable resolution regarding any such problem or dispute may be achieved. Such efforts shall continue for at least thirty (30) days from the date a Party receives notice from another Party to initiate this escalation procedure and shall be a precondition to initiate any legal action with any court or Governmental Authority or otherwise pursuing its remedies under this Agreement or at law or in equity, provided, however, that either Party shall be entitled to immediately proceed to file an action in any appropriate court to seek temporary or permanent injunctive or other equitable relief if such immediate relief is appropriate and reasonably necessary to protect that Party's rights.

(b) Nomination of Relationship Coordinators: The initial relationship coordinators will be __________________ for GLGT and _______________ for SWT. Such Parties each may designate a new relationship coordinator by providing written notice of such change to the other Party or Parties.

(c) Litigation Forum and Venue: Each Party irrevocable consents to and submits itself to the exclusive Jurisdiction of the State of Nevada for any claim that cannot be asserted in federal court for the purposes of any suit, action or other proceeding in connection with any controversy, claim or dispute arising from or otherwise relating to this Agreement or to enforce any resolution, settlement, order or award made with respect to any such matter. Each Party irrevocably waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper.

(d) Service of Process: Each Party irrevocably consents to service of process in any action, suit or proceeding by personal service or by the transmittal of copies thereof in accordance with the provisions of Section 10.12, provided that a reasonable period for appearance is allowed. The foregoing, however, shall not limit the right of either Party to serve process in any other manner permitted by law. Any judgment against a Party or the assets of a Party in any action, suit or proceeding for which such Party has no further right of appeal shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment. A certified or true copy of any such judgment shall be conclusive evidence of authorization of any U.S. governmental body which may be required by applicable law.

Section 10.12 Notices.

(a) Any notice, request, instruction or other document required by the terms of this Agreement to be given to any other Party hereto shall be in writing and shall be given either

(i) by telephonic facsimile, in which case notice shall be presumptively deemed to have been given on the first (1st) Business Day following the date and time displayed on the sender’s transmission confirmation receipt showing the successful receipt thereof by the recipient;

(ii) by nationally recognized courier or overnight delivery service in which the date of delivery is recorded by the delivery service, in which case notice shall be presumptively deemed to have been given at the time that records of the delivery service indicate the writing was delivered to the addressee;

(iii) by United States sent by registered or certified mail, postage prepaid, with return receipt requested, in which case notice shall be presumptively deemed to have been given at the time that records of the United States Postal Service indicate the writing was delivered to the addressee.

(b) Notice shall be sent:

If to GLGT, to:

Global General Technologies, Inc.
201 South Biscayne Boulevard,
Miami, Florida  33410

With a copy to

Mr. Gary T. Stroud, President
AGV INTERNATIONAL CANADA Inc.
405 Olympic Street,
Hudson (Quebec) J0P1H0
Canada

If to SWT, to:

SmartWear Technologies, Inc.
10120 S. Eastern Ave.
Suite 200
Henderson, Nevada 89052

or to such other address as a Party may have specified in writing to the other Parties using the procedures specified above in this Section.

Section 10.13 Attorneys’ Fees.

If a Party commences a legal action or other proceeding against the other Party to enforce or seek remedies for breach of this Agreement, the prevailing Party in such proceeding shall, be entitled to recover from the other Party the reasonable costs and expenses incurred by the prevailing Party in connection with such proceeding, including, but not limited to, only such court costs and only such reasonable attorneys' fees as a Court may award.

Section 10.14 Expenses.

The Parties hereto shall each bear their own costs and expenses (including attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

Section 10.15 Further Assurances.

The Parties each agree to perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, cooperating fully with the other Parties by provision of information necessary to make all filings by the other Parties with Governmental Authorities.

IN WITNESS WHEREOF, GLGT and SWT have caused this instrument to be executed by their duly authorized and empowered officers and representatives as of the day and year first written above.

SmartWear Technologies, Inc	Global General Technologies, Inc.
By: /s/	By: /s/

Name: Robert Reed	Name: Gary T. Stroud
Title: President	Title: President

SCHEDULE A - SWT TRANSFERRRED ASSETS

This Schedule A is made pursuant to and incorporates by reference the terms and conditions of the Assets Purchase Agreement (the “Agreement”) by and between Global General Technologies (“GLGT”) and SmartWear Technologies Inc., (“SWT”). Except as set forth in this Schedule A, the Parties agree that the terms and conditions set out in the Agreement apply and are incorporated by reference into this Schedule A.  All capitalized terms not defined in this Schedule A shall have the meanings set out for such terms in the Agreement.

1)	SWT Transferred Assets

a) The assets transferred by SWT shall include and be limited to the following assets:

i) the goodwill of SWT;

ii) all tangible personal property listed in “Exhibit A - SWT Equipment List” hereto attached and “Exhibit B - SWT Inventory Summary”,  and all interests therein;

iii) all Intellectual Property (including any relevant Intellectual Property Rights and rights to Use), as listed in “Exhibit C - SWT Intellectual Property”, and all interests therein, including interest on clients accounts;

iv) all cash, cash equivalent, deposits, securities, commodities, deposit accounts, checking accounts, brokerage accounts and all other accounts and all securities and investments, as listed in “Exhibit D - SWT Cash and Equivalents”;

v) all accounts, notes and other receivables, whether or not accrued and whether or not billed, of SWT, as in “Exhibit E – SWT Accounts Receivables”;

vi) all transferable licenses, permits and other governmental authorizations of Seller, as listed in “Exhibit F – SWT Licenses and Permits”;

vii) all contracts with customers (including any purchase order as listed in “Exhibit G - SWT Customers Contracts” and all rights and benefits from such contracts,

viii) all contracts with suppliers or any third party providing services to SWT; as listed in “Exhibit H - SWT Suppliers and Third Party Contracts”; and

ix) all Books and Records. “Books and Records” shall mean all books and records, ledgers, employee records, customer lists, files, correspondence and other records of every kind owner or used by SWT or in which SWT’s assets, business or transaction are otherwise reflected.

b) All Exhibits to this Schedule are attached hereto and incorporated by reference in the Agreement.

2)	Excluded Assets:

a) All assets not listed in Section 1 above are excluded.  Further GLGT expressly understands and agrees that the following assets of SWT are excluded:

i) all minute books of SWT.

EXHIBIT A TO SCHEDULE A - SWT EQUIPMENT LIST

TO BE COMPLETED BY SWT

Quantity	Item Description
COMMUNICATIONS EQUIPMENT:
6ea	Cellular Phones/PDA
2 ea	Fax /Copier machine (Minolta)
1 ea	HP All in one
1 ea	HP Laser Jet Printer
2ea	HP Flat Color Scanner
5ea	HP Desk Jet Printer Model 820
1 ea	HP Printer 3650
6ea	IBM Computer System Network
3ea	Epson High Speed Printers
2ea	Panasonic Dot Matrix Printer
1ea	Citizen Matrix Printer
5ea	Laptop Portable Computer
lot	Internet & Graphics software, (Programming language)
3ea	Packard Bell computer system & Printer
lot	Bar-code Tracking/Order Processing software
lot	Office Management software, Internet Custom Software
lot	Internet ( developed software )
1 ea	Packard Bell Computer system 333Mhz system
2ea	Pro-Steamer, Mobile Unit w/ stand
lot	Misc. office equipment
PRODUCTION EQUIPMENT:
1ea	High Speed Sewing Machines
2ea	Production Serger
lot	Process Printing Inks, Auto- Control Dryer w/ stand, misc.
1ea	Saddle stitch seaming machine
1ea	Auto-punch book binding machine
1ea	24" Paper cutter, table model
2ea	18" Paper cutter, table model
lot	Packaging Materials, shipping supplies etc.
lot	Packaging Equipment
lot	Shrink Wrap Machine and accessories
lot	Office equipment, Tables, lamps,, chairs, typewriters
8 ea	Executive desk w/return
1 ea	12 foot conference table w/10 executive styled chairs
lot	Misc. office equipment tables/chairs/ cabinets, etc.
TOOLS, JIGS, POWER EQUIPMENT:
lot	Production tooling, Jigs Fixtures, Hand tools, Specialty tools
1ea	5HP. 200 PSI Hi-pressure washer system
2ea	2.5 HP. Air Compressor
2ea	Industrial electric saws, 10" Compound saw, 7.5 skill saw
lot	Power drills, Jig saws, Calibrators-set 3pc., other hand tools
lot	Other related tools
1ea	Hi-Temp Heat Gun
PHOTOGRAPHIC EQUIPMENT:
lot	Cameras; 3ea Cannon, 8ea. various accessory lens
1ea	Various 35 mm camera lenses
1ea	16mm Minolta camera, case & accessories
lot	Various tripods, stands, cases, etc.
lot	Photo lights, strobe lights w/ attachments, various stands
lot	Photo/strobe light system, 2 sets with stands and deflectors
lot	Professional Auto-Photo enlarger, and accessories color
lot	printer
OTHER/MISCELLANEOUS :
1ea	24CF dual door refrigerator w/ Ice Maker
1ea	Coin operated soft-drink dispensing machine
14ea	Work Station Tables (8' & 6')
lot	General inventory
lot	Jigs fixtures
lot	Trade show display booth
lot	Office /Trade Software (Quick books/Microsoft etc)

EXHIBIT B TO SCHEDULE A - SWT INVENTORY SUMMARY

TO BE COMPLETED BY SWT

Item	Quantity
INVENTORY
Entry Portal Stainless Entry Portal	5
GPSTU GPS Test Units	5
RF 889-1092 RF Handheld Reader	10
RF1356-3294 RF 13.56 MGh Pass...	3,450
RF245-1095 RF 2.45 GHz Tags	10,000
RF766-89 Drive/Read Windshi...	5,000
RF89 RF Scanner Cables	100
RF900-4539 UHF 900 MGh RF T...	5,000
RF937-22 RF PVC Hardcard B...	10,000
RFAT40 RF Testing Label - A...	10,000
RFAT90 RF Test Bands Anim...	10,000
rfd26-410	8,000
RFDM427-34 RF Laundry Button T...	20,000
RFEPC30-22 EPC Compliant Tags	250,000
rfn38-190	54,000
rfn390-24	50,000.
SEP 225-01 Standard Entry Portal	12
ASSEMBLY
RF Reader	50
RF Scanner SBand	24
RF Scanner UHF Band	24

EXHIBIT C TO SCHEDULE A - SWT INTELLECTUAL PROPERTY

TO BE COMPLETED BY SWT

1)	Patent

a)
One (1) Patent [INSERT US PATENT NUMBER] filed in the United States on April 10 ,2006 (U.S. Application number 60/744,586) under the title “Method for incorporating identifying tag into apparel” and internationally on May 5, 2006 under the Paris Convention (International Application Number PCT/2006/017753) under the title “Devices And Methods For Tracking, Locating And Providing Protection To Individuals” and as of the date of this Agreement published:

i)  by the European Patent Office (#2006790238) on 08/20/2007;

ii) by Australia on 08/21/2007 (number 2006244141); and

iii) by Canada on 08/27/2007 (# 2599363).

2)	Trade names & Trademarks

(a)	Smartwear ™

(b)	Erin Network™

(c)	Lifelink™

3)	Domain Names

(a)	smartweartechnologies.com

(b)	erinusa.net

(c)	globalsecuritynetwork.org

(d)	globalsecuritynetwork.us

(e)	lifelink.info

4)	Websites (all related infrastructure, html, code and content)

(a)	www.smartweartechnologies.com

(b)	www.erinusa.net

(c)	www.lifelink.info

EXHIBIT D TO SCHEDULE A – SWT CASH AND EQUIVALENTS

TO BE COMPLETED BY SWT

EXHIBIT E TO SCHEDULE A–  SWT ACCOUNTS RECEIVABLES

TO BE COMPLETED BY SWT

EXHIBIT F TO SCHEDULE A - SWT LICENSES AND PERMITS

TO BE COMPLETED BY SWT

EXHIBIT G TO SCHEDULE A - SWT CUSTOMERS CONTRACTS

TO BE COMPLETED BY SWT

EXHIBIT H TO SCHEDULE A - SWT SUPPLIERS AND THIRD PARTY CONTRACTS

TO BE COMPLETED BY SWT

SCHEDULE B – SWT ASSUMED LIABILITIES

This Schedule B is made pursuant to and incorporates by reference the terms and conditions of the Assets Purchase Agreement (the “Agreement”) by and between Global General Technologies (“GLGT”) and SmartWear Technologies Inc., (“SWT”). Except as set forth in this Schedule B, the Parties agree that the terms and conditions set out in the Agreement apply and are incorporated by reference into this Schedule B  All capitalized terms not defined in this Schedule B shall have the meanings set out for such terms in the Agreement.

SWT Assumed Liabilities:                                                                None

SCHEDULE C - TERMS OF THE GLGT PREFERRED STOCK

BEING CERTIFIED RESOLUTIONS OF THE BOARD OF DIRECTORS

OF

GLOBAL GENERAL TECHNOLOGIES, INC.

RELATING TO THE CREATION OF THE CLASS C PREFERRED

This Schedule C is made pursuant to and incorporates by reference the terms and conditions of the Assets Purchase Agreement (the “Agreement”) by and between Global General Technologies (“GLGT”) and SmartWear Technologies Inc., (“SWT”). Except as set forth in this Schedule C, the Parties agree that the terms and conditions set out in the Agreement apply and are incorporated by reference into this Schedule C.  All capitalized terms not defined in this Schedule C shall have the meanings set out for such terms in the Agreement.

At the Closing Date, the newly appointed Board of Directors of GLGT shall adopt the following Resolutions with regards to the issuance of GLGT Preferred Stock:

Certified Resolutions

 of

The Board of Directors

 of

Global General Technologies, Inc.

I, Robert Reed, Secretary of Global General Technologies, Inc., a corporation organized pursuant to the laws of the State of Nevada, hereby certify as follows:

At a Special Meeting of the Board of Directors of this Corporation held on April _________, 2008, pursuant to notice duly given, all of the Directors of this Corporation, namely, Robert Reed, Gene Spatocco, Jordan Spencer, and Jack Wardley, __________ [Plus another] __________being present in person and by telephone, and, consequently, there being a Quorum, and with voting throughout, the following resolutions were unanimously adopted:

WHEREAS, this Corporation has entered into that Certain Asset Purchase Agreement of even date with SmartWear Technologies, Inc., a Delaware Corporation (“SWT”), a true copy of which (together with all Schedules and Exhibits) is attached to these Resolutions as Exhibit I to Schedule C (the “Agreement”); and

WHEREAS, the closing of the transactions contemplated by the Agreement (the “Closing”) occurred on April __________, 2008 (the “Closing Date”);

WHEREAS, in order to induce SWT to enter into the Agreement, this Corporation has offered and agreed to impose certain restrictions concerning

(a)           the voting powers, designations, preferences, limitations, restrictions and relative rights of this Corporation’s Preferred Stock, Par Value $0.001 per share, of which 10,000,000 shares are authorized, and of which -0- shares are issued and outstanding, currently consisting of

(i)           this Corporation’s Series A Convertible Preferred Stock, and

(ii)           this Corporation’s Series B Convertible Preferred Stock,

(A)           said Series A and B being known, collectively, as this Corporation’s “Preferred Stock”.

N  O  W,   T  H  E  R  E  F  O  R  E,   B E   I T

RESOLVED, that there is hereby created a new class of this Corporation’s Preferred Stock, to replace this Corporation’s Series A and B Convertible Preferred Stock, and to be known as this Corporation’s Series C Preferred Stock, 10,000,000 shares of which shall be authorized and 10,000,000 shares of which shall be issued to SmartWear pursuant to the Agreement, a form of Certificate evidencing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series C Preferred Stock being attached to these Resolutions as Exhibit II to Schedule C; and, be it

FURTHER RESOLVED, that, in connection with the rights of the Holders of the Series C Preferred Stock to convert their shares of the Series C Preferred Stock, this Corporation be, and it hereby is, hereby authorized to do all things necessary to enable such Holders to do so, including but not limited to authorizing an increased of this Corporation’s authorized Common Stock from 100,000,000 shares to not more than 333,333,333 shares; and, be it

FURTHER RESOLVED, that this Corporation’s Transfer Agent, namely, Securities Transfer Corporation be, and it hereby is, hereby authorized and instructed to take directions from Robert Reed in connection with the issuance of the aforesaid 10,000,000 shares of this Corporation’s Series C Preferred Stock; and, be it

FURTHER RESOLVED, that, Robert Reed be, and he hereby is, authorized from time to time to do, or cause to be done, all such other acts and things and to execute and deliver all such instruments and documents, as he shall deem necessary or appropriate to carry out the business of this Corporation and purpose and intent of these Resolutions.

I further certify that the foregoing resolution is not contrary to any provision in the charter or by-laws of this Corporation, that I am the Secretary of this Corporation, and that I have been duly authorized to make this certificate on behalf of this Corporation.

Robert Reed, Secretary,

Global General Technologies, Inc.

Dated: April ____, 2008

EXHIBIT I TO SCHEDULE C– ASSET PURCHASE AGREEMENT

To be incorporated

EXHIBIT II – TO SCHEDULE C - CERTIFICATE OF DESIGNATION

CERTIFICATE OF DESIGNATION
OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
GLOBAL GENERAL TECHNOLOGIES, INC.

GLOBAL GENERAL TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation.

RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Corporation’s Certificate of Incorporation, the Board of Directors hereby authorizes a class of this Corporation’s Preferred Stock, par value $.001 per share (the “Preferred Stock”), to be issued pursuant to that Certain Asset Purchase Agreement dated April ________, 2008, by and between this Corporation’s and SmartWear Technologies, Inc., a Delaware Corporation (“SWT”), the (“Asset Purchase  Agreement”), which Asset Purchase Agreement is hereby incorporated by reference; and, be it,

FURTHER RESOLVED, that this Corporation does hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

ARTICLE I - DESIGNATION

This Class shall consist of 10,000,000 shares of preferred stock (collectively, the “Preferred Shares” or each, a “Preferred Share”) and shall be designated the “Series C Convertible Preferred Stock of Global General Technologies, Inc.” (the “Series C Preferred Stock”).

The date on which a Preferred Share is issued by this Corporation is referred to herein as the “Issue Date”.

The individual or entity in whose name a Preferred Share is registered on the books of this Corporation is referred to herein as a “Holder” and together with each other Holder, as the “Holders”.

ARTICLE II - DIVIDENDS

The Series C Preferred Stock may bear dividends as the Board of Directors shall determine.

ARTICLE III - PRIORITY IN LIQUIDATION

In the event of (i) any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, (ii) the commencement of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding relating to this Corporation or its assets or (iii) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each, a “Liquidation Event”), the Holders shall be entitled to receive, in preference to the payment of the liquidation preference of any other securities issued by this Corporation and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other securities of this Corporation, out of the net assets of the Company, in cash, an amount equal to 105% of the amount paid for the Series C Preferred Stock.

ARTICLE IV - CONVERSION

(a) Right to Convert; Formula for Conversion

On or after Effective Date of the Certificate, each Holder shall have the right to convert each Preferred Share held by him into that number of shares of this Corporation’s Common Stock, par value $0.001 per share, in accordance with the following formula (the “Conversion Formula”):

•
If “X” equals the number of shares of this Corporation’s Common Stock as may be authorized from time to time after Effective Date of the Certificate, but in an aggregate amount not to exceed 333,333,333 shares to be authorized,

•
then 70% of “X” divided by 10,000,000 equals the number of shares of this Corporation’s Common Stock, par value $0.001 per share, into which each one share of the Preferred Stock may be converted, to wit, 23.33333331 shares of newly issued Common Stock.

 (b) Definitive Illustration

In order to avoid misunderstandings, the following series of factual postulations and the numerical results derived therefrom shall explain and determine the number of shares of Common Stock a Holder of the Series C Preferred Stock shall be entitled to receive upon Conversion:

•	This Corporation is presently authorized to issue 100,000,000 shares of its Common Stock.

•	This Corporation shall have issued all 100,000,000 shares of its Common Stock to the shareholders of record before the Closing Date of the Asset Purchase Agreement (the “Original Shareholders”).

•	Subsequently, this Corporation shall have authorized the issuance of not more than an additional 233,333,333 shares of its Common Stock, so that this Corporation would thereupon be authorized to issue not more than a total of 333,333,333 shares of its Common Stock.

•	100,000,000 shares previously authorized and outstanding plus
233,333,333 shares to be newly authorized shall equal a total of
333,333,333 shares to be authorized.

•	Since, pursuant to the Conversion Formula, “X” equals the number of shares of this Corporation’s Common Stock as may be authorized from time to time after Effective Date of the Certificate, but in an aggregate amount not to exceed 333,333,333 shares,

•	then, it follows that “X” equals 333,333,333 shares.

•	Since, pursuant to the Conversion Formula, 70% of “X” divided by
10,000,000 equals the number of shares of this Corporation’s Common
Stock, par value $0.001 per share, into which each one share of the
Preferred Stock may be converted,

•	and since 70% of 333,333,333 equals 233,333,333,

•	then it follows that 233,333,333 shares of Common Stock are to be available for issuance upon Conversion.

•
Since, pursuant to the Conversion Formula, 70% of “X” divided by 10,000,000 equals the number of shares of this Corporation’s Common Stock, par value $0.001 per share, into which each one share of the Preferred Stock may be converted,

•	and since 70% of 333,333,333 equals 233,333,333,

•	and since 233,333,333 divided by 10,000,000 equals
23.33333331,

•
then it follows that, pursuant to the Conversion Formula, upon conversion, each one share of the Preferred Stock is entitled the Holder thereof to receive, 23.33333331 shares of this Corporation’s newly issued Common Stock.

(c) Conversion Notice

In order to convert Preferred Shares, a Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., Eastern Time, on the date on which such Holder wishes to effect such Conversion (the “Conversion Date”), (i) a notice of conversion (a “Conversion Notice”), in substantially the form of Exhibit X hereto, to this Corporation [which shall promptly forward such Conversion Notice to this Corporation’s transfer agent for the Common Stock (the “Transfer Agent”)] stating the number of Preferred Shares to be converted, and a calculation of the  number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted.

The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to this Corporation. This Corporation shall issue a new certificate for Preferred Shares in the event that less than all of the Preferred Shares represented by a certificate delivered to the Corporation in connection with a Conversion are converted.

Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be record owner of the Common Stock to which such Conversion Notice relates.

In the case of a dispute between the Corporation and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion, the Corporation shall promptly issue to such Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its Independent accountant within one (1) Business Day of receipt of such Holder’s Conversion Notice. This Corporation shall cause such accountant to calculate the number of Conversion Shares issuable upon a Conversion as provided herein and to notify the Corporation and such Holder of the results in writing no later than two (2) Business Days following the day on which it received the disputed calculations. Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(d) Delivery of Common Stock upon Conversion

Upon receipt of a Conversion Notice from a Holder, this Corporation shall instruct its Transfer Agent to deliver to such Holder, no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice and (ii) the Business Day following the day on which such Holder delivers to the Corporation the certificates representing the Preferred Shares being converted (the “Delivery Date”), the number of Conversion Shares as shall be determined as provided in Article 4 (a) and (b), above.

This Corporation shall instruct its Transfer Agent to effect delivery of Conversion Shares to a Holder by, as long as the Transfer Agent participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), by crediting the account of such Holder or its nominee at DTC with the Number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that its Transfer Agent is not a participant in FAST or if a Holder so specifies in a Conversion Notice or otherwise in writing, the Corporation shall instruct its Transfer Agent to effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date.

ARTICLE V - ADJUSTMENTS; FRACTIONAL SHARES

(a) Adjustments

If, prior to the Conversion of all of the Preferred Shares, there shall be any Stock Split, Stock Dividend, Merger, Consolidation, Business Combination, Tender Offer, Exchange of Shares, Recapitalization, Reorganization, Redemption or other similar event, as a result of which shares of this Corporation’s Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of this Corporation or another entity (an “Exchange Transaction”), then the Holder shall (i) upon the closing of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock then held by such Holder, or which such Holder is then entitled to receive  pursuant to a Conversion Notice previously delivered by such Holder, the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with such Exchange Transaction (the “Exchange Consideration”), and (ii) upon the Conversion of Preferred Shares occurring subsequent to the closing of such Exchange Transaction, have the right to receive the Exchange Consideration which such Holder would have been entitled to receive in connection with such Exchange Transaction had such shares been converted immediately prior to such Exchange Transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon a Conversion) shall  thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of such Preferred Shares.

(b) No Fractional Shares

If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next lower number of Conversion Shares.

ARTICLE VI – MISCELLANEOUS

(a) Transfer of Preferred Shares

A Holder may sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Asset Purchase Agreement. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, this Corporation shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

(b)  Notices

Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms hereof, the form or delivery of which  notice, demand or  request is not otherwise  specified herein, shall be in writing and shall be deemed  given (i) when delivered personally or by verifiable facsimile transmission on or before 5:00 p.m., Eastern Time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after  timely delivery to an overnight courier and (iii) on the third Business Day after deposit in the U.S. Mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

If to this Corporation, to

Robert Reed, CEO
Global General Technologies, Inc.
10120 S. Eastern Ave.
Suite 200
Henderson, Nevada 89052

And if to any Holder, to

Such address for such Holder as shall be designated by such Holder in writing to this Corporation

(b) Lost or Stolen Certificate

Upon receipt by this Corporation of evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of such certificate if mutilated, this Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

(c) Voting Rights Prior to Conversion

 The holders of the Class C Preferred Stock shall be entitled to a vote of one vote per share upon any matter relating to the business or affairs of this Corporation or for any other purposes to the same extent as the holders of the Common Stock.

All Preferred Stock and Common Stock shall vote as a single class except as otherwise required by law; provided, however, that this Corporation shall not, without the approval of the holders of the Preferred Stock voting as a separate class, authorize the issuance of any class or series of equity securities (either directly or upon conversion of convertible debt or exercise of warrants or options) that is senior or equal to the Class C Preferred Stock as to payment of dividends or upon liquidation, dissolution, or winding up of this Corporation.

(d) Voting Rights After Conversion

Once converted, the Holders of Common Stock received upon Conversion of the Preferred Shares shall have the same voting rights with respect to the business, management or affairs of this Corporation; provided that this Corporation shall provide each Holder of the Preferred with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

I hereby certify that the foregoing Designation is not contrary to any provision in the charter or by-laws of this Corporation, that I am the Secretary and Chief Executive of this Corporation, and that I have been duly authorized to make this certificate on behalf of this Corporation.

_____________________________________
Robert Reed, Secretary and CEO,
GLOBAL GENERAL TECHNOLOGIES, INC.
Dated: April ____, 2008
EXHIBIT X

TO CERTIFICATE OF DESIGNATION

OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

GLOBAL GENERAL TECHNOLOGIES, INC.

NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series C Convertible Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s). ________________ (the “Preferred Stock Certificates”), into shares of common stock (the “Common Stock”) of Global General Technologies, Inc. according to the terms and conditions of the Certificate of Designation relating to the Series C Preferred Stock (the “Certificate of  Designation”), as of the date written below.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

Date of Conversion:	_____________________________
Number of Shares of Preferred Stock to be converted:
Number of Shares of Common Stock to be issued:

Name and Address of Holder:

Signature of Holder:

Holder Requests Delivery to be made: (check one)
• By Delivery of Physical Certificates to the Above Address
• Through Depository Trust Corporation (Account)

SCHEDULE D – UNAUDITED FINANCIAL STATEMENTS OF SWT

TO BE COMPLETED BY SWT

SCHEDULE E – AUDITED FINANCIAL STATEMENTS OF SWT

TO BE COMPLETED BY SWT

SCHEDULE F – RESOLUTION OF THE BOARD OF DIRECTORS OF GLGT RELATING TO APPROVAL OF THE ASSET PURCHASE AGREEMENT BY GLGT

CERTIFIED RESOLUTIONS OF THE BOARD OF DIRECTORSOF
GLOBAL GENERAL TECHNOLOGIES, INC.

I, Gary T. Stroud, Secretary of Global General Technologies, Inc., a corporation organized pursuant to the laws of the State of Nevada, hereby certify as follows:

At a Special Meeting of the Board of Directors of this Corporation held on  April_________, 2008, pursuant to notice duly given, the sole Director of this Corporation, namely, Gary T. Stroud, being present, and, therefore, consequently, there being a Quorum, and with voting throughout, the following resolutions were unanimously adopted:

WHEREAS, this Corporation wishes to enter into that Certain Asset Purchase Agreement of even date with SmartWear Technologies, Inc., a Delaware Corporation (“SWT”), a true copy of which (together with all Schedules and Exhibits) is attached to these Resolutions as Exhibit I (the “Agreement”); and

WHEREAS, the Board of Directors of this Corporation has determined that it is in the best interest of this Corporation and its Shareholders to enter into and perform under the Agreement.

NOW, THEREFORE, BE IT

RESOLVED, that Gary T. Stroud be, and he hereby is, authorized and directed to execute the Agreement on behalf of this Corporation; and, be it

FURTHER RESOLVED, that, Gary T. Stroud be, and he hereby is, authorized from time to time to do, or cause to be done, all such other acts and things and to execute and deliver all such instruments and documents, as he shall deem necessary or appropriate to carry out the business of this Corporation and purpose and intent of these Resolutions.

I further certify that the foregoing resolution is not contrary to any provision in the charter or by-laws of this Corporation, and that I have been duly authorized to make this certificate on behalf of this Corporation.

Gary T. Stroud,
Secretary, Global General Technologies, Inc.
Dated: April ___, 2008

SCHEDULE G – RESOLUTION OF THE BOARD OF DIRECTORS OF SWT

TO BE COMPLETED BY SWT

SCHEDULE H – RESOLUTION OF THE SHAREHOLDERS OF SWT

TO BE COMPLETED BY SWT

SCHEDULE I – COVENANTS OF GLGT

This Schedule I is made pursuant to and incorporates by reference the terms and conditions of the Assets Purchase Agreement (the “Agreement”) by and between Global General Technologies (“GLGT”) and SmartWear Technologies Inc., (“SWT”). Except as set forth in this Schedule I, the Parties agree that the terms and conditions set out in the Agreement apply and are incorporated by reference into this Schedule I.  All capitalized terms not defined in this Schedule I shall have the meanings set out for such terms in the Agreement.

GLGT and SWT hereby covenant that, in accordance with Section 3.01 (b) and (c) of the Agreement, the three (3) following Resolutions of the Board of Directors of GLGT shall be adopted and duly executed by GLGT on the Date of the Closing:

1) New Directors of GLGT:

Certified Resolutions
of
The Board of Directorsof
Global General Technologies, Inc.

I, Gary T. Stroud, Secretary of Global General Technologies, Inc., a corporation organized pursuant to the laws of the State of Nevada hereby certify as follows:

At a Special Meeting of the Board of Directors of this Corporation held on April _________, 2008, pursuant to notice duly given, there being a quorum present, and with voting throughout, the following resolutions were unanimously adopted:

WHEREAS, Robert Reed, Gene Spatocco, Jordan Spencer, and Jack Wardley, __________ [Plus another ] __________ have agreed to become Directors of this Corporation; and

WHEREAS, the Board of Directors of this Corporation wishes to appoint Robert Reed, Gene Spatocco, Jordan Spencer, and Jack Wardley, __________ [ Plus another ] __________ to the Board;

NOW, THEREFORE, BE IT

RESOLVED, that, pursuant to Chapter 78, Nevada Revised Statutes, Robert Reed, Gene Spatocco, Jordan Spencer, and Jack Wardley, __________ [ Plus another ] __________ be, and they, appointed  Directors of this Corporation to act as such until their respective successors are duly elected or appointed.

I further certify that the foregoing resolution is not contrary to any provision in the charter or by-laws of this Corporation, that Robert Reed, Gene Spatocco, Jordan Spencer, and Jack Wardley, __________ [ Plus another ] __________ now are Directors of this Corporation, and that I have been duly authorized to make this certificate on behalf of this Corporation.

_____________________________________

Gary T. Stroud,

Secretary, Global General Technologies, Inc.

Dated: April ______, 2008

2) New Officers of GLGT:

CERTIFIED RESOLUTIONS OF THE BOARD OF DIRECTORSOF
GLOBAL GENERAL TECHNOLOGIES, INC.

I, _____[ Name of Secretary ] _________, Secretary of Global General Technologies, Inc., a corporation organized pursuant to the laws of the State of Nevada (this “Corporation”) hereby certify as follows:

At a Special Meeting of the Board of Directors of this Corporation held on April _________, 2008, pursuant to notice duly given, there being a quorum present, and with voting throughout, the following resolutions were unanimously adopted:

WHEREAS, Robert Reed, Gene Spatocco, Jordan Spencer, and Jack Wardley, __________ [ Plus another ] __________ have been appointed as Directors of this Corporation to act as such until their respective successors are duly elected or appointed;

WHEREAS, Gary T. Stroud, this Corporation’s incumbent President and Secretary, and Guy K. Stewart, Jr., this Corporation’s former Counsel, wishes to resign as the President and Secretary and Counsel, respectively, of this Corporation;

WHEREAS, the Board of Directors of this Corporation wishes to appoint the following named Persons to be the following Officers of this Corporation:

Name of Person	Position

_____ [Name] _____	President

_____ [Name] _____	Vice-President

_____ [Name] _____	Treasurer

_____ [Name] _____	Secretary

and

WHEREAS, as a condition  to becoming Officers this Corporation, _____  [Name] _____,  _____  [Name] _____,  _____  [Name] _____,  _____  [Name] _____, and _____  [Name] _____ have required that this Corporation indemnify and hold them harmless to the fullest extent contemplated and permitted by the Laws of Nevada.

NOW, THEREFORE, BE IT

RESOLVED, that this Corporation accepts the resignations of Mr. Stroud and Mr. Stewart, and in recognition of the benefits they bestowed upon this Corporation during their tenure of office and association with this Corporation, this Corporation agrees to indemnify and hold harmless Gary T. Stroud and Guy K. Stewart, Jr. to the fullest extent contemplated and permitted by the Laws of Nevada for such time until any and all Statutes of Limitation and Laches for any and all causes or claims, which may be brought against them, whether (i) directly or indirectly arising in connection with their activities associated with this Corporation, and (ii) whether or not cognizable at law or in equity or otherwise, shall have expired, plus 180 days thereafter; and, be it

FURTHER RESOLVED, that, pursuant to Chapter 78, Nevada Revised Statutes, following named Persons to be the following Officers of this Corporation:

Name of Person	Position

_____ [Name] _____	President

_____ [Name] _____	Vice-President

_____ [Name] _____	Treasurer

_____ [Name] _____	Secretary

and, be it

FURTHER RESOLVED, that this Corporation agrees to indemnify nd hold harmless  _____  [Name] _____,  _____  [Name] _____,  ____  [Name] _____,  _____  [Name] _____, and _____  [Name] _____ to the fullest extent contemplated and permitted by the Laws of Nevada for such time until any and all Statutes of Limitation and Laches for any and all causes or claims, which may be brought against them, whether (i) directly or indirectly arising in connection with their activities associated with this Corporation, and (ii) whether or not cognizable at law or in equity or otherwise, shall have expired, plus 180 days thereafter; and, be it

FURTHER RESOLVED, that this Corporation’s Transfer Agent, Securities Transfer Corporation be, and it hereby is, hereby authorized and instructed to take directions from _____[ Name of Officer ] _________ and _____[ Name of Officer ] _________ in connection with the transfer, conveyance, sale, and assignment of securities of this Corporation, and, be it

FURTHER RESOLVED, that, Robert Reed, Gene Spatocco, Jordan Spencer, and Jack Wardley, __________ [ Plus Officer??? ] __________ be, and they hereby are, authorized from time to time to do, or cause to be done, all such other acts and things and to execute and deliver all such instruments and documents, as they shall deem necessary or appropriate to carry out the business of this Corporation and purpose and intent of these Resolutions.

I further certify that the foregoing resolution is not contrary to any provision in the charter or by-laws of this Corporation, and that I have been duly authorized to make this certificate on behalf of this Corporation.

_____________________________________

_____[ Name of Secretary ] _________

Secretary, Global General Technologies, Inc.

Dated: April ______, 2008

3) Binding Resolution relating to the Reverse Splits of GLGT’s Common Stock

CERTIFIED RESOLUTIONS OF THE BOARD OF DIRECTORS
OF
GLOBAL GENERAL TECHNOLOGIES, INC.
RELATING TO STOCK SPLITS

I, Robert Reed, Secretary of Global General Technologies, Inc., a corporation organized pursuant to the laws of the State of Nevada, hereby certify as follows:

At a Special Meeting of the Board of Directors of this Corporation held on April _________, 2008, pursuant to notice duly given, all of the Directors of this Corporation, namely, Robert Reed, Gene Spatocco, Jordan Spencer, and Jack Wardley, __________ [ Plus another ] __________being present in person and by telephone, and, consequently, there being a Quorum, and with voting throughout, the following resolutions were unanimously adopted:

WHEREAS, this Corporation has entered into that Certain Asset Purchase Agreement of even date with SmartWear Technologies, Inc., a Delaware Corporation (“SWT”), a true copy of which (together with all Schedules and Exhibits) is attached to these Resolutions as Exhibit I (the “Agreement”); and

WHEREAS, the closing of the transactions contemplated by the Agreement (the “Closing”) occurred on April __________, 2008 (the “Closing Date”);

WHEREAS, in order to induce SWT to enter into the Agreement, this Corporation has offered and agreed to impose certain restrictions concerning Stock Splits of this Corporation’s Common Stock, and

NOW, THEREFORE, BE IT

RESOLVED, that that the first two Reverse Splits of this Corporation’s Common Stock (the “First Permitted Reverse Split” and the “Second Permitted Reverse Split”) shall be subject to the following limitations:

(a)           provided that, if on any day after the 180th day following the Closing Date, the Closing Bid Price of the Common Stock shall on that day be at least $0.50 per share on all markets in which this Corporation’s Common Stock is trading, then, on or after any such day, this Corporation may affect the First Permitted Reverse Split; and,

(b)           thereafter, if any on day after the 180th day following the Effective Date of the First Reverse Split, the Closing Bid Price of the Common Stock shall on that day be at least $0.50 per share on all markets in which this Corporation’s Common Stock is trading, then, on or after any such day, this Corporation may affect the Second Permitted Reverse Split.

(c)           as to both Permitted Reverse Splits, the ratio by which a shareholder’s holding of the Shares of the Common Stock of this Corporation may be decreased shall not be greater than 5-to-3, so that for every five shares of the Common Stock held by a shareholder on each of the Effective Dates of the First Permitted Reverse Split and the Second Permitted Reverse Split, respectfully, said shareholder would receive not less than three shares as a result of each on the Effective Date of the First Permitted Reverse Split and the Second Permitted Reverse Split, respectfully; and, be it

FURTHER RESOLVED, that this Corporation’s Transfer Agent, namely, Securities Transfer Corporation be, and it hereby is, hereby authorized and instructed to take directions from Robert Reed in connection with the issuance of the aforesaid Stock Splits and, be it

FURTHER RESOLVED, that, Robert Reed be, and he hereby is, authorized from time to time to do, or cause to be done, all such other acts and things and to execute and deliver all such instruments and documents, as he shall deem necessary or appropriate to carry out the business of this Corporation and purpose and intent of these Resolutions.

I further certify that the foregoing resolution is not contrary to any provision in the charter or by-laws of this Corporation, that I am the Secretary of this Corporation, and that I have been duly authorized to make this certificate on behalf of this Corporation.

_____________________________________

Robert Reed, Secretary,

Global General Technologies, Inc.

Dated: April ____, 2008